UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2006

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2006, Venoco, Inc. entered into an amendment to its revolving credit agreement (the “amendment”).  Among other things, the amendment increased the borrowing base under the revolving credit facility from $200.0 million to $230.0 million.  The amendment also increased the interest rate applicable to borrowings under the revolving credit facility by 0.5% until the company completes a qualifying initial public offering, defined as a public offering of stock the net proceeds to the company of which are at least $200.0 million.  In addition, the amendment also imposes certain limitations on the company’s ability to make capital expenditures and complete acquisitions, and provides that, upon the disposition of specified Texas properties (excluding properties in the Hastings complex), the borrowing base would decrease by specified amounts.

The foregoing summary does not purport to be a complete description of the amendment and is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
10.1

Second Amendment to the Second Amended and Restated Credit Agreement, dated as of October 25, 2006, by and among Venoco, Inc., the Guarantors identified therein, Bank of Montreal, as Administrative Agent, Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Syndication Agents, and Fortis Capital Corp., as Documentation Agent (incorporated by reference to Exhibit 10.1.2 to the Registration Statement on Form S-1 of Venoco, Inc. filed on October 30, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 2006

VENOCO, INC.

By:	/s/ William Schneider
Name:	William Schneider
Title:	President